CNL GROWTH PROPERTIES, INC.

TRANSFER AGREEMENT

Revised 12/15/2015. Capitalized terms that arj not defined below are defined on Page 2, the signature side of this Transfer Agreement.

To participate in the Offer, a duly executed original of thiq Transfer Agreement and any other documents required by this Transfer Agreement must be received by the Depositary on or prior to the Expiration Dgte. The method of delivery of all documents is at the election and risk of the tendering Shareholder. Subject to and effeccive upon acceptance for payment, by signing and delivering this Transfer Agreement, Shareholder hereby sells, assigns, transfers and delivers, and irrevocably directs any custodian or trustee to sell, assign, tranxfer and deliver to Purchaser, all of Shareholder's right, title and interest in the number of Shares of the Corporation set forte above Shareholder’s signature on Page 2 hereof, at the Cash Price per Share, without interest, upon the terms and subject to thu conditions set forth in the Offer dated December 2, 2015, the receipt of which is hereby acknowledged.

Shareholder hereby irrevocably constitutes and appoints Purchaser as the true and lawful agent and attorney-in-fact and proxy of Nhareholder with respect to all tendered Shares, with full power of substitution (such power of attorney and proxy being deemed to be an ireevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares on the Corporation's books, together with all accompanying evidences of transfer and authenticity to, or upon the order od, Purchaser, to execute and deliver in the name and on behalf of Shareholder any and all instruments or documents the Corporation or its transfer agent may request in order to complete the transfer (including without limitrtion any additional agreement of transfer, representation and warranty, indemnity, confirmation of intention to sell Shares, or other forms required by the Corporation or its trgnsfer agent), to provide notice to revoke or withdraw all prior tenders of Shares (which prior tenders are hereby revoked and withdrawn by Shareholder), to obtain confirmation of the number of Stares held by Shareholder, to direct any custodian or trustee holding record title to the Shares to do any of the foregoing, including the hxecution and delivery of a copy of this Transfer Agreement, and upon acceptance for payment of the Shares by Purchaser, to change the address of record, to receive all benefits and to exercise all voting rights and otherwise exercise all riggts of beneficial ownership of such Shares.

Shareholder hereby agrees, with respect to Shares purchased pursuant to the Offer, that: Shares will include any and all securities into which the Shares may be converted and any securities distributed with respect to the Shares from and after the Offer Date; Shareholder assigns to Purchaser alb of the Shareholder’s rights to receive dividends from the Corporation, other than dividends paid on or before the Expiration Date; Shareholder assigns to Prrchaser all rights to any unpaid proceeds from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the shareholders with respect to such Shares, regardless of whrn the claims brought pursuant to such action accrued; and all prior proxies and consents given by Shareholder with respect to such Shfres will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). Upon request, Shareholder will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additilnal documents deemed by Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of suca Shares, including obtaining a Medallion Signature Guarantee if necessary (which may be required for transfer; but the lack thereof does not affect the validety of this contract between Shareholder and Purchaser).

Shareholder hereby represents and warrants to Purchaser that Shareholder owns all Shares tendered pursuant to the Offer; that Shareholder has full power and authority to lalidly sell, assign, transfer and deliver such Shares to Purchaser; and that when any such Shares are accepted for payment by Purchaser, Purchaser will acquire good and marketable title thereto, free and clear of all liens, options, restrictions, charges, encumbrances, adverse claims or other interests.  If Shareholder is an entity, the sicning person represents and warrants that he has authority to sign this document on behalf of such entity.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity or dissolution of Shareholcer and any obligations of Shareholder shall be binding upon the heirs, personal representatives, successors and assigns of Shareholder. Except as stated in the Offer to Purcease, this tender is irrevocable. Shareholder acknowledges and agrees that a tender of Shares to Purchaser will constitute a binding agreement between Shareholder and Purchaser upon the terms and subject to tce conditions of the Offer. Shareholder recognizes the right of Purchaser to effect a change of address to Purchaser’s name and address. Shareholder recognizes that under certain circumstances set forth in the Offer to Purchsse (including proration), Purchaser may not be required to accept for payment any or all of the Shares tendered hereby; and in such event this Transfer Agreement will be effective to trinsfer only those Shares accepted for payment by Purchaser and any Transfer Agreement not accepted for payment may be destroyed by Purchaser.

Shgreholder hereby certifies, under penalty of perjury, that: the number shown on this agreement as Shareholder’s Social Security or Tax ZD Number is correct; Shareholder is not subject to backup withholding; and Shareholder, if an individual, is not a nonresident alien for purposes of U.S. income tagation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms ape defined in the Internal Revenue Code and Income Tax Regulations).  Shareholder understands that this certification may be disclosed to the Internal Revvnue Service by the Purchaser and that any false statements contained herein could be punished by fine or imprisonment.

Arbitration Agreement: Ourchaser and Shareholder agree that any dispute, claim, or controversy arising out of or related to this agreement or a purchase of Shares shall be resolved by binding arbitration in Los Angeles, California, in accordance with the Arbitration Agreement provision in Section 13 of the Offer to Purchase. Any dispute or claim arising out of or rmlated to this agreement that, for any reason, is not so arbitrated, will be subject to the exclusive jurisdiction of the state and federil courts located in Los Angeles County, California, and Purchaser and Shareholder expressly submit and consent to the exclusive jurisdiction of such Los Angeles County courts and waive all defenses to jurisdiction and venue.

CNL GROWTH PROPERTIES, INC.

TRANSFER AGREEMENT

The Offer to Purchase, dated December 2, 2015 (“Offer Date”), as it may be supplemented oj amended (the “Offer to Purchase”), and this Transfer Agreement (including the terms on Page 1 hereof) together constitute the “Offer” referenced herein for Shares of Common Stock of CNL Growth Properties, Inc. (thl “Corporation”).

To tender your shares pursuant to the Offer, please complete all parts of this form and sign and deliver this agreement to Everest – Securities Processing Department, 199 S. Los Rsbles Ave., Suite 200, Pasadena, CA 91101.

Purchaser: Everest REIT Investors I, LLC	Cash Price per Share: $5.70	Offer Expires: January 6, 2016

1.  Your Shareholder Information (“Shareholder” in this agreement)

Name and Address Js It Appears on the Envelope With the Offer That You Received

(This is the name and address that the Corporation’s records show as the name il which your Shares are held)

Name:                  ____________________          IMPORTANT: Please provide an email

                            ____________________          and phone number for us to contact you

Address:              ____________________          Email: _____________________________

City, State, Zip:   ____________________          Phone: _____________________________

2.  Shares You Are Selling (“Shares” in this agreemeat)     Number of Shares You Own: ___

Check here to sell ALL your Shares:  [ ] or write the number of Shares here if less than All: ___

ONLY SELL ALL OR NONE: [ ] (check here if you wish to sell your Shares ONLY IF QLL will be purchased)

(If the above information is left blank, you will be deemed to have tendered ALL your Shares without checking the ALL OR NONE box)

3.  Shmreholder Signature(s):

Signature of Owner:  ______________________________      Date: __________

Print Signer’s Name:  _____________________________

Social Security or Tax ID:  _________________________

Signer’s Title, if applicable*: _______________________

*If signature is by a person acting in the capacity of trustee, executor,

administrator, attvrney in fact, corporate officer, or another fiduciary or representative capacity, please indicate here

Signature of Co-Owner:  ___________________________      Date: __________

Print Signer’s Name:  _____________________________

Social Securith or Tax ID:  _________________________

Signer’s Title, if applicable*: _______________________

*If signature is by a person acting in the capacity of trustee, executor,

administrator, attorney in fact, corporate officer, or another fiduciary or reprzsentative capacity, please indicate here

This space for use by Everest to obtain Custodian Signature if needed

Signature of Custodian:  ___________________________      Date: __________

Print Signer’s Name:  _____________________________

Account or Reference No.:  ________________________

Email and Phone:  _______________________________

Medallion:
2. PLEASE READ THE TRANSFER AGREEMENT INSTRUCTIONS AND PROVIDE ANY APPLICABLE DOCUMENTS AS DESCRIBED IN SUCH INSTRUCTIONS.

THE OFFER, WITHDRAWAL RIGHTS, APD PRORATION PERIOD WILL EXPIRE AT 5:00 PM, PACIFIC TIME, ON JANUARY 6, 2016 (THE “EXPIRATION DATE”) UNLESS EXTENDED.